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Exhibit 5.1

[                        ], 2009

Board of Directors
Tower Bancorp, Inc.
40 Center Square
Greencastle, Pennsylvania 17225

    RE:
    Registration Statement on Form S-4
    Registration No. 333-
    Our File No. 10-024

Ladies and Gentlemen:

        In connection with the proposed merger of Graystone Financial Corp. ("Graystone") with and into Tower Bancorp, Inc. ("Tower") and the issuance of up to 2,824,220 shares of Tower's common stock, no par value per share (the "Common Stock") to be registered by the registration statement on Form S-4 and exhibits and any amendments thereto (the "Registration Statement"), we have examined the following documents:

  •
  Tower's Articles of Incorporation, as amended;

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  Tower's Bylaws, as amended;

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  Resolutions adopted by Tower's Board of Directors relating to the Registration Statement as certified by the Secretary of the corporation;

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  The Registration Statement; and

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  Such other necessary documents, papers and matters of law as we have deemed necessary under the circumstances.

        In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of documents submitted to us as copies thereof. As to any facts material to our opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates, oaths and declarations of officers or other representatives of Tower.

        On the basis of the foregoing and in reliance thereon, it is our opinion that Tower's Common Stock covered by the Registration Statement has been duly authorized and, when issued in accordance with the terms, conditions and provisions described in the Registration Statement will be legally and validly issued by Tower and fully paid and non-assessable.

        We consent to the use of this opinion as Exhibit 5.1 to the Registration Statement on Form S-4 and to the reference to our firm appearing in the proxy statement/prospectus filed as part of the Registration Statement, filed with the U.S. Securities & Exchange Commission, as well as to any amendments or supplements thereto. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Sections 7 or 11 of the Securities Act of 1933, as amended or the rules and regulations thereunder.

                      Very truly yours,
                      BYBEL RUTLEDGE LLP

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  Exhibit 5.1